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                                                                    EXHIBIT 21.1

                            MILLENNIUM CHEMICALS INC.
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
                                                                               STATE OR COUNTRY
                                                                               OF INCORPORATION
                                                                               ----------------
Millennium Chemicals Inc.                                                     Delaware/UK Resident
 Millennium Overseas Holdings Limited                                         United Kingdom
  Millennium Chemicals UK Holdings Limited                                    United Kingdom
     Millennium Grimsby Ltd.                                                  United Kingdom
         Millennium Inorganic Chemicals Limited                               United Kingdom
             Millennium Inorganic Chemicals S.A.                              France
                 Societe Immobiliere de la Cote Societe Anonyme               France
                 Thann Chimie SNC                                             France
                    Millennium Holdings Brasil Ltda.                          Brazil
                        Millennium Inorganic Chemicals do Brasil S.A. (1)     Brazil
  Millennium Stallingborough Ltd.                                             United Kingdom
      Rutile Holdings Ltd.                                                    United Kingdom
         SCMC Holdings B.V.                                                   Netherlands
           Millennium Bunbury Ltd.                                            Australia
               Millennium Inorganic Chemicals Ltd.                            Australia
                   Millennium Performance Chemicals (Advanced
                            Ceramics) Pty. Ltd.                               Australia
  Millennium America Holdings Inc.                                            Delaware
      Millennium America Inc.                                                 Delaware
          Millennium US Op Co, LLC                                            Delaware
              Millennium Specialty Chemicals Inc.                             Delaware
              Millennium Petrochemicals Inc.                                  Virginia
                  Millennium Petrochemicals GP LLC (2)                        Delaware
                  Millennium Petrochemicals LP LLC (2)                        Delaware
                  Millennium Methanol LP Inc. (3)                             Delaware
                  Millennium Methanol GP Inc. (3)                             Delaware
                Millennium Inorganic Chemicals Inc.                           Delaware
              Millennium Holdings, LLC                                        Delaware
                  MHC Inc.                                                    Delaware
                   LeMean Property Holdings Corporation                       Delaware
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(1)  Millennium Holdings Brasil Ltda. owns 99% of the voting shares and 72% of the total shares of Millennium Inorganic Chemicals do Brasil S.A.

(2) Millennium Petrochemicals GP LLC and Millennium Petrochemicals LP LLC together own a 29.5% interest in Equistar Chemicals, LP.

(3)  Millennium Methanol LP Inc. and Millennium Methanol GP Inc. together own an
     85% interest in La Porte Methanol Company, L.P.P.